Contact:	Mark Hord ViewPoint Financial Group (972) 578-5000, Ext. 7440	FOR IMMEDIATE RELEASE April 20, 2007

VIEWPOINT FINANCIAL GROUP
ANNOUNCES FIRST QUARTER 2007 DIVIDEND

PLANO, Texas, April 20, 2007 -- ViewPoint Financial Group (NasdaqGS:VPFG), the holding company for ViewPoint Bank, today announced a first quarter dividend of 5 cents per share.

The cash dividend is payable on May 17, 2007, to shareholders of record as of the close of business on May 3, 2007.

The company expects to release its first quarter 2007 earnings on or about May 10, 2007.

ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County, with more than $1.5 billion in assets. It operates 33 branches, 15 of which are in-store locations and 3 of which are loan production offices. For more information, please visit www.viewpointbank.com.

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